Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of Wesbanco, Inc. of our report dated March 15, 2016 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Your Community Bankshares, Inc. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Louisville, Kentucky

June 30, 2016